CYTORI THERAPEUTICS CONTACT
Tiago Girao
+1.858.458.0900
ir@cytori.com

Cytori Reports Fourth Quarter and Full Year 2015 Business and Financial Results
SAN DIEGO, March 03, 2016—Cytori Therapeutics (NASDAQ: CYTX) (Cytori or the "Company") today announced its fourth quarter and year-end 2015 financial results and provided updates on its corporate activity and clinical development.
Fourth quarter 2015 net loss allocable to common stockholders was $2.8 million, or a net loss of $5.4 million and $0.03 per share when excluding a non-cash charge of $2.7 million related to the change in fair value of warrant liabilities. Cytori continued to reduce its operating cash burn, spending approximately $4.5 million in the fourth quarter 2015. Cytori ended 2015 with $14.3 million of cash and cash equivalents.
Full year 2015 net loss allocable to common stockholders was $19.4 million, or a net loss of $26.4 million and $0.19 per share when excluding two non-cash charges - a $7.7 million gain related to the change in fair value of warrant liabilities and a $0.7 million charge related to the beneficial conversion feature for convertible preferred stock. Full year 2015 operating cash burn was $20.5 million, compared to $30.3 million in 2014.
"In 2015, the corporate repositioning that began in 2014 is largely completed and we are now enrolling two Phase III studies in scleroderma in the US and Europe, implementing a European patient access program for scleroderma, supporting an approval trial in Japan for SUI, and completing patient follow up for a mid-stage US OA trial," said Dr. Marc H. Hedrick, President and CEO of Cytori Therapeutics. "The challenge for us in 2016 is to continue to build upon the operational and financial performance achieved over this past year and successfully meet or exceed our key milestones this year."

Select Recent Highlights:
•	Presentation of 24 month follow-up data showing sustained benefit of results in investigator-initiated pilot/phase I/II trial for scleroderma hand dysfunction
•	Updated on enrollment status of U.S. pivotal/phase III trial for scleroderma (STAR trial), which is on track to complete around mid-2016
•	Completed and reported interim top-line 6 month data on knee osteoarthritis trial
•	Initiation of enrollment in a phase II investigator initiated trial for fistula from Crohn's disease
•	Publication of investigator-initiated phase I erectile dysfunction trial data in Journal EBioMedicine

Q4 and Year End 2015 Financial Performance
•	Q4 and full-year 2015 operating cash burn of $4.5 million and $20.5 million, compared to $4.9 million and $30.3 million for the same periods in 2014, respectively.
•	Cash and debt principal balances at December 31, 2015 of approximately $14.3 million and $17.7 million, respectively.
•	Q4 and full-year 2015 total revenues of $3.4 million and $11.7 million, compared to $3.8 million and $7.6 million for the same periods in 2014, respectively.
•
Q4 and full-year contribution (profit/loss) from our sales and marketing organization, excluding share based compensation, of a profit of $0.2 million and a loss of $0.8 million, compared to a profit of $0.1 million and a loss of $3.8 million for the same periods in 2014, respectively.

•
Q4 net loss, when excluding non-cash charges related to the change in fair value of warrant liabilities and beneficial conversion feature for convertible preferred stock, was $5.4 million or $0.03 per share, compared to $6 million or $0.07 per share for the same period in 2014, respectively.

•
Full-year net loss, when excluding non-cash charges related to the change in fair value of warrant liabilities and beneficial conversion feature for convertible preferred stock, was $26.4 million or $0.19 per share, compared to $37.7 million and $0.47 per share for the same period in 2014, respectively.

"We succeeded in meeting our internal key financial and operating metrics in 2015. This includes a reduction in our overall cash burn by over 30% while expanding our investment in research and development activities," said Tiago Girao, VP of Finance and CFO of Cytori Therapeutics. "In 2016, we plan to continue to narrow our losses, balancing ongoing capital requirements through a number of targeted activities that include further 'across-the-board' operational efficiency measures, tighter working capital management, increased revenue, and an intense focus on only those activities that we believe will maximize stockholder value creation."

Upcoming Near Term Catalysts:

•	Report of 48-week US pilot/phase IIb ACT-OA trial (94 patients) with data analysis in Q3 2016
•	Complete enrollment of US STAR phase III trial (anticipated mid 2016) for scleroderma hand dysfunction
•	Complete enrollment of investigator-initiated EU phase III SCLERADEC-II trial (anticipated in 2016) for scleroderma hand dysfunction
•	File IDE and obtain approval for burn wound therapy trial related to contract with BARDA (anticipated in 2016)

2016 Financial Guidance
•	Operating cash burn within a range of $18 million to $20 million
•	Total revenues (product and contract) within a range of $12 million to $14 million

Management Conference Call Webcast
Cytori will host a management conference call at 5:30 p.m. Eastern Time today to further discuss the Company's progress. The webcast will be available live and by replay two hours after the call and may be accessed under "Webcasts" in the Investor Relations section of Cytori's website. If you are unable to access the webcast, you may dial in to the call at +1.877.402.3914, Conference ID: 32453785.
About Cytori
Cytori Therapeutics is a late stage cell therapy company developing autologous cell therapies from adipose tissue to treat a variety of medical conditions.  Data from preclinical studies and clinical trials suggest that Cytori Cell Therapy™ acts principally by improving blood flow, modulating the immune system, and facilitating wound repair.  As a result, Cytori Cell Therapy™ may provide benefits across multiple disease states and can be made available to the physician and patient at the point-of-care through Cytori's proprietary technologies and products.  For more information: visit www.cytori.com.
Cautionary Statement Regarding Forward-Looking Statements
This press release includes forward-looking statements that involve known and unknown risks and uncertainties. All statements, other than historical facts are forward looking statements. Such statements are subject to risks and uncertainties that could cause our actual results and financial position to differ materially. Some of these risks include clinical, pre-clinical and regulatory uncertainties, such as those associated with the ACT-OA, STAR, SCLERADEC-I, SCLERADEC-II, ADRESU trial and possible BARDA wound trial (including risks in the collection and results of clinical data and final clinical outcomes), as well as achievement of financial goals (including 2016 operating cash burn and 2016 total revenues), dependence on third party performance (including performance of investigator-initiated trials), performance and acceptance of our products in the marketplace, unexpected costs and expenses that could adversely impact liquidity, our reliance on key personnel, the right of the Federal Government to cut or terminate further support of the thermal burn injury program (including any decision not to proceed with a wound trial in 2016), our abilities to capitalize on our internal restructuring and achieve profitability, and other risks and uncertainties described under the "Risk Factors" in Cytori's Securities and Exchange Commission Filings, included in our annual and quarterly reports.
There may be events in the future that we are unable to predict, or over which we have no control, and our business, financial condition, results of operations and prospects may change in the future. We assume no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made unless we have an obligation under U.S. Federal securities laws to do so.

CYTORI THERAPEUTICS, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	As of December 31,
	2015	2014

Assets
Current assets:
Cash and cash equivalents	$14,338,000	$14,622,000
Accounts receivable, net of reserves of $797,000 and of $1,523,000 in 2015 and 2014, respectively	1,052,000	1,243,000
Inventories, net	4,298,000	4,829,000
Other current assets	1,555,000	992,000

Total current assets	21,243,000	21,686,000

Property and equipment, net	1,631,000	1,583,000
Restricted cash and cash equivalents	350,000	350,000
Other assets	1,521,000	1,763,000
Intangibles, net	9,031,000	9,415,000
Goodwill	3,922,000	3,922,000

Total assets	$37,698,000	$38,719,000

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$6,687,000	$5,546,000
Current portion of long-term obligations, net of discount	—	7,363,000
Joint Venture purchase obligation	1,750,000	3,008,000

Total current liabilities	8,437,000	15,917,000

Warrant liability	—	9,793,000
Deferred revenues	105,000	112,000
Long-term deferred rent	269,000	558,000
Long-term obligations, net of discount, less current portion	16,681,000	18,041,000

Total liabilities	25,492,000	44,421,000

Commitments and contingencies
Stockholders' equity:
Series A 3.6% convertible preferred stock, $0.001 par value; 5,000,000 shares authorized; 13,500 shares issued and no shares outstanding in 2015; 13,500 shares issued and 5,311 outstanding in 2014	—	—
Common stock, $0.001 par value; 290,000,000 shares authorized; 195,058,395 and 99,348,377 shares issued and outstanding in 2015 and 2014, respectively	195,000	99,000
Additional paid-in capital	368,032,000	331,772,000
Accumulated other comprehensive income	996,000	700,000
Accumulated deficit	(357,017,000)	(338,273,000)

Total stockholders' equity (deficit)	12,206,000	(5,702,000)

Total liabilities and stockholders' equity (deficit)	$37,698,000	$38,719,000

CYTORI THERAPEUTICS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(UNAUDITED)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2015	2014	2015	2014

Product revenues	$1,556,000	$2,469,000	4,838,000	4,953,000

Cost of product revenues	791,000	1,416,000	3,186,000	2,940,000

Gross profit	765,000	1,053,000	1,652,000	2,013,000

Development revenues:
Government contracts and other	1,820,000	1,301,000	6,821,000	2,645,000
	1,820,000	1,301,000	6,821,000	2,645,000
Operating expenses:
Research and development	4,629,000	2,999,000	19,000,000	15,105,000
Sales and marketing	603,000	1,074,000	2,662,000	6,406,000
General and administrative	2,104,000	2,831,000	9,765,000	15,953,000
Change in fair value of warrant liabilities	(2,680,000)	(235,000)	(7,668,000)	(369,000)

Total operating expenses	4,656,000	6,669,000	23,759,000	37,095,000

Operating loss	(2,071,000)	(4,315,000)	(15,286,000)	(32,437,000)

Other income (expense):
Income (loss) on asset disposal	(3,000)	57,000	3,000	42,000
Loss on debt extinguishment	—	—	(260,000)	—
Interest income	3,000	2,000	9,000	6,000
Interest expense	(702,000)	(1,086,000)	(3,379,000)	(4,371,000)
Other income (expense), net	17,000	(413,000)	169,000	(608,000)

Total other expense	(685,000)	(1,440,000)	(3,458,000)	(4,931,000)

Net loss	$(2,756,000)	$(5,755,000)	(18,744,000)	(37,368,000)
Beneficial conversion feature for
convertible preferred stock	—	(1,169,000)	(661,000)	(1,169,000)
Net loss allocable to common stockholders	$(2,756,000)	$(6,924,000)	(19,405,000)	(38,537,000)

Basic and diluted net loss per share allocable to common stockholders	$(0.02)	$(0.08)	(0.14)	(0.48)

Basic and diluted weighted average shares used in calculating net loss per share allocable to common stockholders	163,418,283	91,925,991	140,797,316	80,830,698

Comprehensive loss:
Net loss	(2,756,000)	(5,755,000)	(18,744,000)	(37,368,000)
Other comprehensive income (loss) – foreign currency translation adjustments	(65,000)	243,000	296,000	444,000
Comprehensive loss	(2,821,000)	(5,512,000)	(18,448,000)	(36,924,000)

CYTORI THERAPEUTICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Years Ended December 31,
	2015	2014	2013
Cash flows from operating activities:
Net loss	$(18,744,000)	$(37,368,000)	$(26,177,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,093,000	779,000	1,630,000
Amortization of deferred financing costs and debt discount	979,000	1,220,000	893,000
Joint venture acquisition obligation accretion	365,000	579,000	204,000
Provision for doubtful accounts	(105,000)	1,084,000	1,141,000
Provision for expired enzymes	—	313,000	—
Change in fair value of warrants	(7,668,000)	(369,000)	(418,000)
Change in fair value of option liability	—	—	(2,250,000)
Stock-based compensation	2,041,000	3,101,000	3,608,000
Equity loss from investment in joint venture	—	—	48,000
Gain (loss) on asset disposal	8,000	(33,000)	257,000
Gain on previously held equity interest in Joint Venture	—	—	(4,892,000)
Gain on sale of assets	—	—	(4,453,000)
Loss on debt extinguishment	260,000	—	708,000
Increases (decreases) in cash caused by changes in operating assets and liabilities:
Accounts receivable	328,000	2,057,000	(1,209,000)
Inventories	490,000	(815,000)	(459,000)
Other current assets	(637,000)	510,000	(24,000)
Other assets	363,000	11,000	(854,000)
Accounts payable and accrued expenses	1,045,000	(1,147,000)	(409,000)
Deferred revenues, related party	—	—	(638,000)
Deferred revenues	3,000	(100,000)	(1,223,000)
Long-term deferred rent	(289,000)	(152,000)	(46,000)

Net cash used in operating activities	(20,468,000)	(30,330,000)	(34,563,000)

Cash flows from investing activities:
Purchases of property and equipment	(611,000)	(764,000)	(519,000)
Expenditures for intellectual property	(13,000)	(255,000)	—
Proceeds from sale of assets	11,000	76,000	5,000,000
License agreement termination fee	—	(400,000)	(800,000)
Cash acquired in purchase of joint venture	—	—	5,000

Net cash (used in) provided by investing activities	(613,000)	(1,343,000)	3,686,000

Cash flows from financing activities:
Principal payments on long-term debt obligations	(25,032,000)	(1,962,000)	(22,304,000)
Proceeds from long-term obligations	17,700,000	—	27,000,000
Debt issuance costs and loan fees	(1,854,000)	—	(1,744,000)
Joint venture purchase payments	(1,623,000)	(2,262,000)	(221,000)
Proceeds from exercise of employee stock options and warrants and stock purchase plan	4,997,000	4,151,000	225,000
Proceeds from issuance of common stock	29,054,000	19,001,000	18,000,000
Proceeds from issuance of preferred stock	—	13,500,000	—
Costs from sale of common stock	(2,370,000)	(425,000)	(184,000)
Costs from sale of preferred stock	—	(1,129,000)	—
Dividends paid on preferred stock	(75,000)	—	—

Net cash provided by financing activities	20,797,000	30,874,000	20,772,000

Effect of exchange rate changes on cash and cash equivalents	—	(85,000)	(106,000)

Net decrease in cash and cash equivalents	(284,000)	(884,000)	(10,211,000)

Cash and cash equivalents at beginning of year	14,622,000	15,506,000	25,717,000

Cash and cash equivalents at end of year	$14,338,000	$14,622,000	$15,506,000